================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT /X/

                 Filed by a Party other than the Registrant / /

                 Check the appropriate box:
                   / /  Preliminary Proxy Statement
                   / /  Confidential, for Use of the Commission Only
                        (as permitted by Rule 14a-6(e)(2))
                   /X/  Definitive Proxy Statement
                   / /  Definitive Additional Materials
                   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
                        Section 240.14a-12

                                  MOSAIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Investment Company Act Rule 20a-1(c)
   / / $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3)
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                            CALCULATION OF FILING FEE

------------------------------ ------------------------- --------------------------- -------------------- -----------------
                                                          PER UNIT PRICE OR OTHER
                                                            UNDERLYING VALUE OF       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF       AGGREGATE NUMBER OF        TRANSACTION COMPUTED     AGGREGATE VALUE OF
      SECURITIES TO WHICH        SECURITIES TO WHICH        PURSUANT TO EXCHANGE        TRANSACTION:
     TRANSACTION APPLIES:        TRANSACTION APPLIES:          ACT RULE 0-11:                              TOTAL FEE PAID
------------------------------ ------------------------- --------------------------- -------------------- -----------------

------------------------------ ------------------------- --------------------------- -------------------- -----------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:                 Filing Party:
                       ------------                  ----------------------

Form, Schedule or
Registration Statement No.:             Date Filed:
                           --------                ------------------------

================================================================================

                                  [MOSAIX Logo]



March 19, 1997



Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Mosaix, Inc., to be held in the Regency Ballroom at the Hyatt Regency Hotel, located at 900 Bellevue Way NE, Bellevue, Washington, on Tuesday, April 22, 1997, at 10:00 a.m. Details of the business to be conducted at the annual meeting are included in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote is very important. Whether or not you expect to attend the annual meeting, your shares should be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy. If you decide to attend the meeting and wish to vote in person, you will still have the opportunity to do so, even if you have already returned your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Mosaix.

Sincerely,



Patrick S. Howard
Chief Executive Officer

                                  [MOSAIX LOGO]

                                  MOSAIX, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD TUESDAY, APRIL 22, 1997

To the Shareholders of Mosaix, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MOSAIX, INC., a Washington corporation (the "Company"), will be held in the Regency Ballroom at the Hyatt Regency Hotel, located at 900 Bellevue Way NE, Bellevue, Washington, on Tuesday, April 22, 1997, at 10:00 a.m. (the "Annual Meeting"), for the following purposes, as described in the attached Proxy
Statement:

1. To elect three directors to hold office for terms as described in the attached Proxy Statement;

2. To approve an amendment to the Company's 1991 Employee Stock Purchase Plan to enable participation in such plan by employees of the Company's non-domestic subsidiaries;

3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company; and

4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             John J. Flavio
                                             Secretary

Redmond, Washington
March 19, 1997


--------------------------------------------------------------------------------

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY TODAY. By promptly completing, signing, dating and returning the proxy, you will save the Company the expenses of additional solicitation. If you send your proxy and wish to attend the Annual Meeting and vote in person, you may do so. Your proxy is revocable at your request.

--------------------------------------------------------------------------------

                                  MOSAIX, INC.

                                 PROXY STATEMENT

GENERAL

         The enclosed proxy is solicited by the Board of Directors of Mosaix, Inc. ("Mosaix" or the "Company") for use at the Annual Meeting of Shareholders to be held Tuesday, April 22, 1997, at 10:00 a.m., and at any adjournment or postponement thereof (the "Annual Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Regency Ballroom at the Hyatt Regency Hotel, located at 900 Bellevue Way NE, Bellevue, Washington.

         The Company first mailed this Proxy Statement to shareholders on or about March 19, 1997.

RECORD DATE AND OUTSTANDING SHARES

         Only holders of record of shares of the Company's common stock (the "Common Stock") at the close of business on March 3, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 13,266,502 shares of Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Company's Secretary prior to the Annual Meeting, at the Company's executive offices, either a written revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

QUORUM

         A quorum for the Annual Meeting will consist of the holders, present in person or represented by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

VOTING

         All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

         Each share of Common Stock outstanding on March 3, 1997 will be entitled to one vote at the Annual Meeting. Under applicable law and the Company's Restated Articles of Incorporation and Restated Bylaws, if a quorum exists at the Annual Meeting: (i) the three nominees for election of directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors; (ii) the proposed amendment to the Company's 1991 Employee Stock Purchase Plan will be approved if the number of votes cast in favor of such proposed amendment exceeds the number of votes cast against it; and (iii) the proposal to ratify the selection of KPMG Peat Marwick, LLP, as independent auditors of the Company will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against it. An abstention with respect to the election of directors will not be counted either in favor of or against the election of the nominees. In addition, abstentions will have no effect on the other proposals presented for shareholder approval as they will neither count as votes for or as votes against such proposals.

         Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if their clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Broker non-votes are included in determining the presence of a quorum at the meeting, but they are not considered "shares present" for voting purposes and have no impact on the outcome of such proposals, other than to reduce the number of favorable votes necessary to approve the proposal. Brokers do have discretion to vote on Proposals 2 and 3; accordingly, there will be no broker non-votes on these proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 28, 1997, of (i) each person known by the Company to own beneficially 5% or more of the Common Stock,
(ii) each director or director nominee of the Company, (iii) each executive officer of the Company for whom information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Each of the named persons has sole voting and investment power with respect to the shares shown, except as stated below.

                                                             COMMON STOCK
                                                   -------------------------------
                                                   AMOUNT AND NATURE OF
                                                        BENEFICIAL         PERCENT
          NAME OF BENEFICIAL OWNER                       OWNERSHIP        OF CLASS
          ------------------------                 --------------------   --------
First Bank System Inc. (1) ......................          917,192          6.9%
   601 2nd Avenue South
   Minneapolis, MN 55402-4302
Tom A. Alberg (2) ...............................           20,100            *
Harvey N. Gillis (3) ............................           39,000            *
Robert Gill .....................................                0            *
David J. Ladd (4) ...............................            6,000            *
Robert S. Leventhal (5) .........................            3,750            *
Cynthia Stroum (6) ..............................          106,774            *
Umang Gupta (7) .................................            6,435            *
Patrick S. Howard (8) ...........................           93,500            *
Kamran Kheirolomoom (9) .........................          235,521          1.7%
Thomas R. Clark (10) ............................           57,843            *
Gayle A. Crowell (11) ...........................           80,881            *
John J. Flavio (12) .............................           56,983            *
All directors and executive officers
   as a group (19 persons) (13) .................          891,840          6.7%

---------------

*        Less than 1% of the outstanding shares of Common Stock.

(1) Based on publicly available information reported to the Company as of February 25, 1997.

(2) Includes options exercisable within 60 days for the purchase of 9,000 shares. Also includes 100 shares held by Mr. Alberg's spouse.

(3) Includes options exercisable within 60 days for the purchase of 9,000 shares.

(4) Owned by the Ladd Family Trust. Includes options exercisable within 60 days for the purchase of 4,000 shares.

(5) Includes options exercisable within 60 days for the purchase of 3,000 shares.

(6) Includes 5,903 shares held by Ms. Stroum as custodian for her children under the Washington Uniform Gifts to Minors Act; Ms. Stroum disclaims beneficial ownership of such shares. Also includes options exercisable within 60 days for the purchase of 9,000 shares.

(7) Includes options exercisable within 60 days for the purchase of 6,435 shares.

(8) Includes options exercisable within 60 days for the purchase of 87,500 shares.

(9) Includes 103,959 restricted shares acquired prior to the Company's merger with ViewStar Corporation on December 24, 1996. Also includes options exercisable within 60 days for the purchase of 42,966 shares.

(10) Includes options exercisable within 60 days for the purchase of 53,750 shares.

(11) Includes 59,399 restricted shares acquired prior to the Company's merger with ViewStar. Also includes options exercisable within 60 days for the purchase of 21,482 shares.

(12) Includes options exercisable within 60 days for the purchase of 53,000 shares. Also includes 150 shares held by the Flavio Family Trust of which Mr. Flavio's wife is trustee.

(13) Includes options exercisable within 60 days for the purchase of 427,611 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were satisfied.

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of nine directors, who are generally elected for three-year terms on a staggered basis. For purposes of identifying and referring to those directors who are nominated for reelection in any given year and those who continue to serve existing terms, the directors are divided into three classes: Class I, Class II and Class III. Each director serves for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which he or she was elected, except that any director appointed by the Board of Directors serves, subject to election by the shareholders at the next annual meeting, for a term ending on the date of the annual meeting of shareholders for which directors in the class to which such director was appointed are to be elected. Each director serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

         Information as to the three nominees and as to each other director whose term will continue after the Annual Meeting is provided below. Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares represented by properly executed proxies for the three nominees named below. Although the Board of Directors anticipates that all the nominees will be available to serve as directors of the Company, should any one or more of them be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

         Andrew Greenshields, who served as a director of the Company since October 1989 and as Chairman of the Compensation Committee since April 1990, resigned from the Board of Directors on October 1, 1990. Michael Darland, who served as a director of the Company since its incorporation, and as President and Chief Executive Officer from the date of incorporation until November 1994, resigned from the Board of Directors on March 31, 1996.

         Cynthia Stroum, who has served as a director of the Company since November 1984, and a member of the Compensation Committee since May 1991, and is currently serving a term as a Class II director, to expire in 1997, has asked that she not be nominated for re-election at the April 22, 1997 annual meeting of shareholders of the Company. Ms. Stroum is a Class II director. Mr. Kheirolomoom's nomination as a Class II director, as described below, is intended to fill this Class II vacancy.

         After the April 22, 1997 Annual Meeting, it is intended that the Board of Directors will consist of eight persons.

NOMINEES FOR ELECTION - AS CLASS II DIRECTORS (TERMS TO EXPIRE IN 2000)

         H. Robert Gill, age 60, has been a director of the Company since July 1996 and currently serves as Chairman of the Compensation Committee. Mr. Gill has served as President of The Topaz Group, a provider of board consulting services, since April 1996. Before joining The Topaz Group, Mr. Gill served as Senior Vice President and President, Enhanced Products Group for Frontier Corporation, a supplier of telecommunications services and equipment, following its merger with ALC Communications Corporation ("ALC") in December 1995. From January 1989 until the time of such merger, Mr. Gill served as President and Chief Executive Officer of ConferTech International, Inc. Mr. Gill is also a director of Topro, Inc., a provider of systems integration services for manufacturing industries, and Online System Services, Inc., a provider of services and consulting relating to Internet web site content and commerce, and is Chairman of the Board of Directors of Qualmark, Inc., a provider of equipment and systems for environmental testing. He is also a director of Spatial Technology, a three-dimensional modeling software.

         Kamran Kheirolomoom, age 41, became a director of the Company, as well as President, on December 24, 1996, the effective date of the merger with ViewStar, whereby ViewStar became a wholly owned subsidiary of the Company. He joined ViewStar as President and Chief Executive Officer in February 1986, serving until January 1992. He served as Chief Executive Officer of ViewStar from January 1992 to July 1993 and as President and Chief Executive Officer of ViewStar from July 1993 to May 1994. He served as Chairman of the Board of Directors of ViewStar from May 1994 to July 1995, and as President and Chief Executive Officer from July 1995 to December 1996. He served as a director of ViewStar since February 1986. Mr. Kheirolomoom holds a B.S. in Mechanical Engineering and a M.A. in Business Administration, both from the University of Washington.

         Umang Gupta, age 47, became a director of the Company on December 24, 1996, the effective date of the merger with ViewStar. Mr. Gupta is the founder of Gupta Corporation, a publicly held client/server software company that is now known as Centura Software Corporation. He served as its Chairman, President and Chief Executive Officer from 1984 to 1995. Mr. Gupta also is a director of Centura Software Corporation and Webflow Corporation, a privately held Internet software company. Prior to founding Gupta Corporation, he served in various sales, marketing and management positions at Oracle and IBM.

CONTINUING DIRECTORS

     CLASS I DIRECTORS (TERM TO EXPIRE IN 1999)

         Harvey N. Gillis, age 51, has been a director of the Company since March 1987 and is currently Chairman of the Audit Committee. Since September 1992, Mr. Gillis has been Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Technology Laboratories, Inc., a manufacturer of medical diagnostic equipment. From December 1991 to September 1992, Mr. Gillis was Senior Vice President, Finance and Administration of NeoPath, Inc., a biomedical equipment manufacturer of image diagnostic analysis systems. From December 1985 to December 1991, Mr. Gillis was Chief Operating Manager of Samuel Stroum Enterprises, an investment company.

         David J. Ladd, age 50, has been a director of the Company since February 1995 and a member of the Compensation Committee since December 1995. Since March 1994, Mr. Ladd has been the Executive Vice President and Chief Technology Officer of Octel Communications Corporation, a voice message system manufacturer ("Octel"). Mr. Ladd was Executive Vice President, Chief Technology Officer and a director of VMX, Inc., a call processing and unified messaging company ("VMX"), from June 1986 to March 1994, when VMX merged with Octel.

         Robert S. Leventhal, age 70, has been a director of the Company since October 1995 and a member of the Audit Committee since April 1996. From December 1995 to April 1996, he served on the Compensation Committee. From September 1989 to June 1994, Mr. Leventhal was Dean of the University of Washington's School of Business Administration. From 1980 to 1988, he served first as a director and then as Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Western Union Corporation, which provides money transfer and transaction processing services. Mr. Leventhal is a Trustee of the Seattle Repertory Theatre and Chairman of the Board of both C3 Wireless Communications Corporation and Global Datacom Inc.

     CLASS III DIRECTORS (TERMS TO EXPIRE IN 1998)

         Tom A. Alberg, age 57, has been a director of the Company since April 1992 and a member of the Audit Committee since October 1992. Mr. Alberg has been a principal in the firm of Madrona Investment Group, L.L.C., a merchant banking firm, since January 1996. From April 1991 to October 1995, he was the President and a director of LIN Broadcasting Corporation and from July 1990 to October 1995, he was Executive Vice President of McCaw Cellular Communications, Inc.; both companies were providers of cellular telephone services and are now part of AT&T. Prior to 1990, Mr. Alberg was a partner of the law firm Perkins Coie, where he also served as Chairman of the firm's Executive Committee. Mr. Alberg is also a director of Active Voice Corporation, a manufacturer of voice message systems, Visio Corp., a software firm, Teledesic Corporation, a satellite telecommunication services provider, Amazon.com, Inc., an Internet based retail book store, ConnexT, Inc., a software and systems firm for the electric utility industry, and Emeritus
Corp., a developer of assisted living facilities.

         Patrick S. Howard, age 54, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since January 1, 1997. Mr. Howard was originally appointed as a director, as well as President and Chief Executive Officer of the Company, in November 1994. From July 1994 to November 1994, Mr. Howard served as a consultant and acting Chief Executive Officer for the PC Products Division of Octel. From March 1994 to June 1994, Mr. Howard served as Vice President of Octel. Mr. Howard served as President and Chief Executive Officer, and as a director, of VMX from June 1984 until the merger of VMX with Octel in March 1994. He is a member of the advisory board of directors of Symetrix, a private company. Mr. Howard holds a B.S. in Accounting from San Diego State University.

INFORMATION ON MEETINGS AND COMMITTEES

         The Board of Directors held eight meetings in 1996. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he or she served. The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee, but do not include a Nominating Committee. The full Board of Directors selects nominees for election as directors and will consider shareholder recommendations for nominees which are submitted in accordance with the Company's Restated Bylaws.

         The Audit Committee is composed of Harvey N. Gillis (Chairman), Tom A. Alberg and Robert S. Leventhal. The Audit Committee reviews the scope and results of the annual independent audit of the Company's books and records, reviews compliance with all corporate policies that have been approved by the Board of Directors and discharges such other duties as may from time to time be assigned to it by the Board of Directors. The Audit Committee held six meetings in 1996.

         The Compensation Committee is composed of Robert Gill (Chairman), Cynthia Stroum and David J. Ladd. The Compensation Committee approves the compensation of the Company's officers, administers the Restated 1987 Stock Option Plan, the 1996 Stock Incentive Compensation Plan, the ViewStar Amended 1986 Incentive Stock Plan, the ViewStar 1994 Senior Executive Stock Plan and the ViewStar 1996 Incentive Stock Option Plan (collectively the "Option Plans"), administers the 1991 Employee Stock Purchase Plan (the "Purchase Plan"), and has overall responsibility for the Company's compensation policies for senior management. The Compensation Committee held six meetings in 1996. Upon termination of Ms. Stroum's term as a Class II director, and election of Mr. Gupta, Mr. Gupta will be appointed to the Compensation Committee.

COMPENSATION OF THE BOARD OF DIRECTORS

         Each non-employee director receives $1,000 in cash compensation for attendance at each meeting of Board of Directors, and is reimbursed for expenses incurred in connection with such attendance. In addition, such directors may from time to time be asked to provide special services as a director of the Company at a compensation rate of $1,000 per day (or $125 per hour for partial days). It is intended by the Company that cash compensation for non-employee directors shall not be less than $7,000 per year, as combined compensation for board meeting attendance and consulting services rendered.

         Non-employee directors also receive stock option grants to purchase shares of Common Stock under the Restated 1992 Stock Option Plan for Non-Employee Directors upon their initial appointment or election as a director (5,000 shares, vesting over a five year period from the date of grant) and annually thereafter (2,000 shares granted on the date of the Annual Meeting, vesting completely on the date of grant).

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following individuals are executive officers of the Company who will serve in the capacities noted until their successors are appointed.

                                                                          POSITIONS AND
         NAME                                     AGE               OFFICES WITH THE COMPANY
         ----                                     ---               ------------------------
         Patrick S. Howard................        54       Chairman of the Board of Directors and
                                                              Chief Executive Officer
         Kamran Kheirolomoom..............        41       President
         Thomas R. Clark..................        46       Executive Vice President & President,
                                                              Mosaix Professional Services
         Steve L. Adams...................        41       Senior Vice President, Marketing
         Gayle A. Crowell.................        46       Senior Vice President, General Manager
                                                              ViewStar Enterprise Applications Group
         John J. Flavio...................        49       Chief Financial Officer, Senior Vice
                                                              President, Administration and Finance,
                                                              Secretary and Treasurer
         Steven R. Russell................        39       Senior Vice President, Product Development
         Nicholas A. Tiliacos.............        42       Senior Vice President, General Manager
                                                              Call Center Applications Group
         Edmund D. Wilsbach...............        53       Senior Vice President, Sales, Call Center
                                                              Applications Group
         Robert I. Pender, Jr.............        39       Vice President, Finance

         Each officer named above is expected to be reappointed at the Board of Directors meeting to be held on April 22, 1997, following the Annual Meeting.

         For the biographical summary of Patrick S. Howard and Kamran Kheirolomoom, see "Election of Directors."

         Thomas R. Clark has served as the Company's Executive Vice President and as President, Mosaix Professional Services, a division of the Company, since February 1996, and as Senior Vice President, Products and Operations from September 1994 to February 1996. From April 1991 to October 1993, he was President and Chief Executive Officer of Data I/O Corp., which produces engineering software and manufacturing systems to work with semiconductors. He holds a B.S. in Electronic Engineering from Ohio State University.

         Steve L. Adams has served as the Company's Senior Vice President, Marketing since January 1, 1997. From February 1996 to December 1996, he served as Senior Vice President, Marketing and

Business Development. From October 1994 to February 1996, he served as Vice President of Marketing of Novell, Inc.'s GroupWare Division. From April 1993 to October 1994, Mr. Adams was Vice President, Product Operations, of Big Sky Technologies, a leading supplier of software products. From December 1988 to April 1993, Mr. Adams served in various capacities, including Vice President of Corporate Marketing and Planning and Manager of Marketing Communications, with Simpact Associates, Inc., a provider of voice and data communications. He holds a Ph.D. and an M.A. in English from Florida State University.

         Gayle A. Crowell has served as the Company's Senior Vice President, General Manager ViewStar Enterprise Applications Group, since December 24, 1996, the effective date of the merger with ViewStar. She joined ViewStar as Senior Vice President and General Manager, Worldwide Operations in July 1994. Prior to joining ViewStar, she was Vice President of Worldwide Sale of Recognition International, a document management company, from November 1991 to June 1994. She holds a B.S. in Education from the University of Nevada.

         John J. Flavio has served as the Company's Chief Financial Officer, Senior Vice President, Administration and Finance, Secretary and Treasurer since July 1993. From October 1992 to June 1993, he was Vice President, Finance and Chief Financial Officer of MiniStor Peripherals Corporation, a manufacturer of subminiature disk drives for portable computers and software. From 1985 to 1992, Mr. Flavio was Executive Vice President, Finance and Chief Financial Officer at Tenera, L.P., a provider of computer services to the public utilities industry. He holds a B.S. in Finance from the University of Santa Clara and is a certified public accountant.

         Steven R. Russell has served as the Company's Senior Vice President, Product Development since December 24, 1996, the effective date of the merger with ViewStar. Mr. Russell originally joined ViewStar in October 1988 as Project Manager. Since then, he has managed ViewStar's Professional Services, Engineering and Marketing organizations. He was most recently ViewStar's Vice President of Product Planning, serving in that capacity until the merger. He holds a B.S. in Economics from Indiana University.

         Nicholas A. Tiliacos has served as the Company's Senior Vice President, General Manager Call Center Applications Group since January 1, 1997. From February 1996 to December 1996, he served as Vice President, International Business Operations for the Company. From 1988 to 1996, he was the Founding Partner and Managing Director of Ventech International, an international consulting and business development company. Mr. Tiliacos holds a B.S. in Business Administration from Florida State University and an M.S. in International Management from the American Graduate School of International Management.

         Edmund D. Wilsbach has served as the Company's Senior Vice President, Sales Call Center Applications Group since January 1, 1997. From February 1996 to December 1996, he was Senior Vice President, Sales. He served as the Company's Senior Vice President, Sales and Professional Services from June 1995 to February 1996, as its Senior Vice President, Professional Services from February 1995 to June 1995, and as its Vice President, New Business Development from November 1993 to February 1995. From January 1992 to November 1993, he was Director of the Company's Revenue Management Services Group, a business unit created to provide sales and services to state and local governments.

         Robert I. Pender, Jr. has served as the Company's Vice President, Finance since December 24, 1996, the effective date of the merger with ViewStar. He joined ViewStar as Controller in April 1993. In August 1995, he became ViewStar's Vice President of Finance and Chief Financial Officer. From January 1992 to April 1993, he served as Controller of Versant Object Technology Corporation, an object-oriented database software development company. He holds an M.S. in Financial Planning/Tax Concentration from Golden Gate University and a B.B.A. in Accounting from Baylor University.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

         The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994 received by the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company during the last completed fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                Annual Compensation        Compensation
                                               ----------------------          Awards
                                                                            -----------
                                                                            Securities     All Other
                                               Salary                       Underlying    Compensation
Name and Principal Position          Year        ($)        Bonus ($)       Options (#)        ($)
---------------------------          ----      -------      ---------       -----------   ------------
Patrick S. Howard                    1996      251,500       79,950             -0-        4,750(2)
    Chairman of the Board and        1995      251,573      100,000             -0-        4,148(2)
    Chief Executive Officer (1)      1994       37,296       15,000         175,000          -0-

Kamran Kheirolomoom                  1996      177,750       95,378             -0-       59,000(4)
    President(3)                     1995      171,000       37,022             -0-       51,000(4)
                                     1994      156,000       10,000             -0-          -0-

Thomas R. Clark                      1996      189,625       45,255          15,000        2,245(2)
    Executive Vice President &       1995      176,680       60,375             -0-        1,758(2)
    President, Mosaix                1994       58,427       12,259         100,000          775(2)
    Professional Services (5)

Gayle A. Crowell                     1996      170,000      112,126(6)          -0-          -0-
    Senior Vice President,           1995      170,000      147,525           4,950          -0-
    General Manager ViewStar         1994       81,600       52,375          24,749          -0-
    Enterprise Applications
    Group(3)

John J. Flavio                       1996      146,500       45,776             -0-        3,376
    Chief Financial Officer,         1995      146,500       43,355          15,000        3,307
    Senior Vice President,           1994      146,730       30,595             -0-        1,258
    Administration &
    Operations, Secretary and
    Treasurer

(1)      Mr. Howard's employment with the Company commenced November 8, 1994.

(2) Consists of matching contributions awarded pursuant to the Company's Profit Sharing and Salary Deferral Plan and Trust.

(3) Amounts listed include compensation for services to ViewStar prior to December 24, 1996.

(4) Consists of payments made under an employment agreement dated July 26, 1995 and amended on July 2, 1996.

(5)      Mr. Clark's employment with the Company commenced September 2, 1994.

(6) Includes a one time bonus of $29,750 made under an employment agreement dated October 14, 1996, effective December 24, 1996, which bonus must be repaid if Ms. Crowell voluntarily gives notice of termination prior to December 31, 1997.

OPTION GRANTS IN 1996

         The following table provides information on grants of options to purchase common stock in 1996 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                  INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------
                                                                                               Potential Realizable
                             Number of     Percent of Total                                     Value at Assumed
                            Securities        Options                                           Annual Rates of
                            Underlying       Granted to      Exercise                             Stock Price
                             Options        Employees in      Price        Expiration           Appreciation for
                            Granted (#)    Fiscal Year (1)    ($/Sh)          Date               Option Term (2)
                                                                                             -----------------------
Name                                                                                            5%             10%
--------------------------------------------------------------------------------------------------------------------
Patrick S. Howard               -0-              --               --              --              --              --
Kamran Kheirolomoom             -0-              --               --              --              --              --
Thomas R. Clark              15,000(3)            2%          12.625         2/14/06         119,096         301,815
Gayle A. Crowell                -0-              --               --              --              --              --
John J. Flavio                  -0-              --               --              --              --              --

------------

(1) The Company granted 438,875 (DSI) and 213,607 (ViewStar stock options converted into options to buy common stock in the Company) stock options (652,482 stock options in total) to employees in 1996.

(2) Assumes all options are exercised at the end of their respective 10-year terms. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amount reflected in this table may not necessarily be achieved.

(3) The options have terms of 10 years from the date of grant and become exercisable in equal annual installments over a period of four years, commencing one year after the date of grant. Upon the occurrence of certain business combination transactions, the exercisability of the options are accelerated. The exercise price equals the fair market value on the date of grant based on the closing price of the Common Stock as quoted on the Nasdaq National Market.

OPTION YEAR-END VALUES TABLE

         The following table provides information on option exercises in 1996 by the Named Executive Officers and options outstanding at December 31, 1996.

                       AGGREGATED OPTION EXERCISES IN 1996
                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                                    Number of Securities
                                                         Underlying          Value of Unexercised
                          Shares                    Unexercised Options at   In-the-Money Options
                          Acquired                   Fiscal Year-End (#)    at Fiscal Year-End ($)
                            on          Value       ---------------------  ------------------------
                          Exercise    Realized      Exercis-   Unexercis-  Exercisable   Unexercis-
Name                        (#)        ($)(1)        able        able          (2)        able (2)
---------------------     --------    --------     ---------   -----------  ----------   ----------
Patrick S. Howard            -0-          -0-       87,500       87,500      437,500      437,500
Kamran Kheirolomoom          -0-          -0        40,588        8,910      628,938      138,060
Thomas R. Clark              -0-          -0-       50,000       65,000      493,500      544,125
Gayle A. Crowell             -0-          -0-       18,265       11,434      283,014      177,169
John J. Flavio             7,000       77,000       53,000       30,000      607,281      306,094

---------------

(1) These amounts represent the aggregate number of options exercised, multiplied by the market price of the Common Stock at the time of exercise minus the exercise price for each option.

(2) These amounts represent the aggregate number of in-the-money options, multiplied by the difference between the $16.00 closing price of the Common Stock on the Nasdaq National Market on December 31, 1996 and the exercise price for each option.

              EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                          CHANGE OF CONTROL AGREEMENTS

         As of November 8, 1994, the Company entered into an employment agreement with Patrick S. Howard, stating the terms and conditions of his employment by the Company as Chief Executive Officer and President, including appointment of Mr. Howard as a director, an agreement to nominate Mr. Howard for election as a director at the next annual meeting, and an agreement to permit Mr. Howard to nominate an additional director to serve on the Board of Directors. The agreement establishes Mr. Howard's minimum annual base salary at $250,000 and provides for the continuation of base salary for one year in the event of a termination of employment for any reason other than cause or in the event of a change of control of the Company.

         On October 14, 1996, the Company entered into an agreement, effective December 24, 1996, with Kamran Kheirolomoom, then the President of ViewStar, providing for his employment as President of the Company at a minimum annual base salary of $180,000, and for continuation of base salary, bonuses and option vesting for a period of six months (or through December 31, 1997, if longer) in the event of termination of employment for any reason other than for cause or in the event of a change of control of the Company. In addition, if prior to December 31, 1997, Mr. Kheirolomoom's employment is terminated by the Company, or by Mr. Kheirolomoom for good reason, he will be entitled to the continuation of certain benefits under a prior agreement with ViewStar.

         As of March 1, 1995, the Company entered into an agreement with Thomas
R. Clark, then the Company's Senior Vice President, Product Development and Operations, providing for employment at a minimum annual base salary of $175,000, and for continuation of base salary for a period of six months in the event of termination of employment for any reason other than for cause or in the event of a change of control of the Company.

         On October 14, 1996, the Company entered into an agreement, effective December 24, 1996, with Gayle A. Crowell, then the Senior Vice President and General Manager, Worldwide Operations of ViewStar, providing for her employment as the Company's Senior Vice President, General Manager ViewStar Enterprise Applications Group at a minimum annual base salary of $170,000, and for continuation of base salary (at the rate of $250,000 per year) and benefits for a period of twelve months in the event of termination of employment for any reason other than for cause or in the event of a change of control of the Company. In addition, if prior to December 31, 1997, Ms. Crowell's employment is terminated by the Company, or by Ms. Crowell for good reason, her options will continue to vest through December 31, 1997. Ms. Crowell received a one-time bonus of $29,750 upon closing of the merger with ViewStar, which bonus must be repaid if Ms. Crowell voluntarily gives notice of termination prior to December 31, 1997.

         As of March 1, 1995, the Company entered into an agreement with John J. Flavio, then the Company's Senior Vice President, Finance and Administration, Secretary and Treasurer, providing for employment at a minimum annual base salary of $145,000 through November 8, 1996, and for continuation of base salary for a period of six months in the event of termination of employment for any reason other than for cause or in the event of a change of control of the Company.

         Pursuant to the Option Plans and employment agreements described above, all outstanding options become vested and exercisable should certain events occur, including certain mergers and business combinations, that result in a change of control of the Company. In the alternative, for options granted under the Company's 1987 Stock Option Plan, unless the plan administrator of such plan determines otherwise, such optionees may elect to receive a cash amount equal to the difference between the option exercise price and the fair market value of the stock on the date of the election.

                          COMPENSATION COMMITTEE REPORT

         During 1996, the Compensation Committee of the Board of Directors (the "Committee") included Andrew J. Greenshields, David J. Ladd, Robert Gill, Robert Leventhal and Cynthia Stroum. Mr. Greenshields resigned from the Board of Directors and the Committee on October 1, 1996. Mr.

Leventhal was removed from the Committee in April 1996, concurrent with his appointment to the Audit Committee. All committee members are non-employee directors of the Company. The Committee is responsible for administering the Company's compensation and employee benefit plans, which include primarily the Option Plans, the 1991 Employee Stock Purchase Plan and the Management and Company Profitability Bonus Plan. The Committee also administers the Company's Profitability Bonus Plan, which provides a quarterly cash bonus to all non-managers if the Company's quarterly operating income as a percentage of net sales, exceeds a target percentage. In addition to setting policies regarding compensation of all employees, the Committee reviews and approves base salaries for all executive officers, annual payouts and levels of participation in the Management Bonus Plan and changes to the design of these plans. Decisions made by the Committee relating to compensation of executive officers are reviewed by the full Board of Directors.

EXECUTIVE COMPENSATION POLICIES AND PERFORMANCE MEASURES

         The Company's executive compensation policies have been developed to meet the following objectives:

         - Attract and retain key executives critical to the Company's long-term success;

         - Reward key executives for their contributions to the development and successful execution of strategies relevant to their functional responsibilities; and

         - Motivate key executives to make decisions and take actions that achieve the Company's strategic performance goals and increase the long-term value of the Common Stock.

         The Committee uses a combination of cash- and equity-based programs to compensate key executives.

         Compensation payments in excess of $1 million to each of the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. The Committee does not expect cash compensation in 1997 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. The Option Plans are designed to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

         Cash-based Compensation

         Base salaries for all executive officers are reviewed annually. In evaluating executive salaries, the Committee uses industry surveys of compensation paid at companies of similar size and/or in its industry, as well as the Company's own recent recruiting experience, if applicable. The companies surveyed include some, but not all, of the companies in the CRSP Index of Nasdaq Business Services Stocks used in the Stock Price Performance graph. The Committee also considers the officer's individual performance during the prior year. Factors that affect an individual officer's performance rating focus on the executive's success in contributing to the Company's short- and long-term objectives. Short-term objectives include sales growth from new and existing products and levels of gross profit and gross margin, operating income and operating income margin, and net earnings and net earnings margin. Long-term objectives include the timely development of new products, enhancements and improvements to existing products, identification of new markets for the Company's products, development and execution of plans to address identified market opportunities, adequate control over and efficient use of the Company's assets, and share price appreciation. The Company does not assign relative weights to the factors it considers in establishing base salaries. In general, unless special circumstances apply, the Committee sets executive salaries at or near the midpoint of the range indicated by its surveys (depending on the applicable experience level of the executive and subject to minimum salaries established in the employment agreements of the executives). See "Employment Agreements, Termination of Employment and Change of Control Agreements."

         In addition to base salary, the Company provides executive officers and other key managers incentive compensation in the form of its Management and Company Performance Bonus Plan ("MCPBP"). The MCPBP is designed to ensure that a significant percentage of each executive officer's total potential cash compensation is based on a quantitative evaluation of the Company's financial performance, as well as a qualitative evaluation of operating performance. The MCPBP's payout formula is based on the Company's attainment of its planned revenues and operating income and the individual officer's performance rating. Bonuses paid for 1996 were based on the Company's attaining approximately 94.1% of planned revenues and 81.5% of planned net operating income in 1996.

         Equity-based Compensation

         The Company provides its executive officers with long-term incentives through the Option Plans. The Option Plans' primary objective is to provide an incentive for the executive officers to make decisions and take actions that maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. Options currently vest in four equal annual installments beginning one year from the date of grant. The Committee reviews and approves all grants made under the Option Plan and in connection with initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants are generally subject to policies established by the Committee regarding the employee grade level of the optionee, the overall number of options actually granted to such optionee in the past, and the extent of vesting of such grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In establishing the Chief Executive Officer's compensation package, the Committee pursues the same objectives and policies that apply for the Company's other executive officers.

         As with other executive officers, a significant percentage of the Chief Executive Officer's total potential cash compensation exists in the form of a bonus payable under the terms of the Company's MCPBP. The Committee determined the Chief Executive Officer's bonus for fiscal year 1996 under the 1996 MCPBP to be $79,950 after considering the following factors: the Company's 1996 financial performance versus planned performance; the Chief Executive Officer's individual performance; comparison to CEO bonuses granted by similar companies in similar industries; and bonus payments made to the Company's Chief Executive Officer in prior years.

         As of November 8, 1994, the Company entered into an employment agreement with Patrick S. Howard, stating the terms and conditions of his employment by the Company, as Chief Executive Officer and President. The agreement establishes Mr. Howard's minimum annual base salary at

$250,000. See "Employment Agreements, Termination of Employment and Change of Control Agreements."

COMPENSATION COMMITTEE
AFTER OCTOBER 1, 1996:                  PRIOR TO OCTOBER 1, 1996:
Robert Gill (Chairman)                  Andrew J. Greenshields (Chairman)
Cynthia Stroum                          Cynthia Stroum
David J. Ladd                           David J. Ladd
                                        Robert Gill

                             STOCK PRICE PERFORMANCE

         The following graph compares the cumulative total return to shareholders of the Common Stock with the cumulative total return of the Nasdaq Composite Index and the Center for Research in Security Prices ("CRSP") Index of Nasdaq Business Services Stocks for the period beginning on December 31, 1991.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                    MOSAIX, INC., NASDAQ COMPOSITE INDEX AND
                  CRSP INDEX OF NASDAQ BUSINESS SERVICES STOCKS
                      (FISCAL YEAR ENDED DECEMBER 31, 1996)

                                        12/31/91  12/31/92  12/31/93  12/30/94  12/29/95  12/31/96
MOSAIX, INC                               100       88         28       93        102        126
Nasdaq Composite Index                    100      116        134      131        185        227
CRSP Index of Nasdaq Bus. Serv. Stocks    100      107        114      138        209        262

Assumes $100 invested on December 31, 1991 in the Common Stock, the Nasdaq Composite Index and the CRSP Index of Nasdaq Business Services Stocks, with all dividends reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

             PROPOSAL TO AMEND THE 1991 EMPLOYEE STOCK PURCHASE PLAN
                                   PROPOSAL 2

1991 EMPLOYEE STOCK PURCHASE PLAN

         General. On March 4, 1991, the Board of Directors adopted the 1991 Employee Stock Purchase Plan (the "Purchase Plan"), which was approved at the 1992 Annual Meeting of Shareholders, for the purposes of attracting and retaining the services of certain employees, as described below, and to provide added incentive to them by encouraging stock ownership in the Company.

         Proposed Amendment. On March 7, 1997, The Board of Directors adopted, subject to shareholder approval, an amendment to the Purchase Plan to enable participation in the Purchase Plan by employees of non-domestic subsidiaries. The Purchase Plan, as amended subject to shareholder approval, is attached hereto as Exhibit A and is incorporated herein by reference. The Company's shareholders will be asked at the Annual Meeting to consider and approve this amendment to the Purchase Plan, which is described below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

         Description of the Purchase Plan. The Purchase Plan is an employee benefit program that enables qualified employees to purchase shares of Common Stock through payroll deductions at a 15% discount from market price and without incurring broker commissions. To participate, an individual employee must: (i) have worked for the Company or any subsidiary of the Company for at least three months, (ii) be employed in a position with regular hours of 20 hours or more per week, and (iii) be employed for at least five months in any calendar year. A participant is not eligible to continue his or her participation in the Purchase Plan in the event such participant's employment is voluntarily or involuntarily terminated, or if such participant owns or will own, as a result of such participation, 5% or more of the combined voting power or value of all classes of stock of the Company or any related corporation. Non-employee directors of the Company are not eligible to participate in the Purchase Plan.

         The Purchase Plan is divided into two six-month offering periods, beginning on January 1 and July 1 of each year. During these periods, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions at a rate of not less than 2% nor more than 10% of such participant's base pay during each payroll period in the purchase period. At the end of each six-month offering period, the market price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of whole shares of Common Stock. Up to 200,000 shares of Common Stock may be issued under the Purchase Plan. No participant may purchase more than 1,000 shares of Common Stock during any single offering, nor may any participant purchase more than $25,000 fair market value of Common Stock for any calendar year under the Purchase Plan. The purchase price per share of Common Stock under the Purchase Plan is the lesser of 85% of the per share fair market value of the Common Stock on either the first or the last day of the offering period.

         Participants have no right to acquire shares of the Company under the Purchase Plan upon termination of their employment. Upon termination of a participant's employment for any reason on or prior to the last business day of an offering period, the balance in such participant's account will be paid to the participant or to his or her estate. Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant, other than by will or the laws of descent and distribution. The Company may treat any such act as an election to withdraw from the Purchase Plan.

         The Common Stock issued under the Purchase Plan may be either authorized but unissued Common Stock or Common Stock now held or subsequently acquired by the Company. As of February 28, 1997, 162,970 shares have been issued by the Company under the Purchase Plan since its inception. During 1996, the Named Executives acquired 941 shares under the Purchase Plan (599 shares by Mr. Clark and 342 shares by Mr. Flavio), the executive officers of the Company as a group acquired 3,272 shares, and all other employees acquired 29,915 shares. No shares were acquired under the Purchase Plan by directors or nominees for director who are not also executive officers of the Company.

         Administration. The Purchase Plan is currently administered by the Compensation Committee of the Board of Directors. The Committee is authorized to administer and interpret the Purchase Plan and to make such rules and regulations as it deems necessary to administer the Purchase Plan, so long as such interpretation, administration or application with respect to purchases under the Purchase Plan corresponds to the requirements of Section 423 of the Code.

         Federal Income Tax Consequences. The Company intends that the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The following discussion summarizes the material federal income tax consequences to the Company and the participants in connection with the Purchase Plan under existing applicable provisions of the Code and the regulations thereunder. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

         Under the Code, the Company is deemed to grant participants an "option" on the first day of each six-month offering period to purchase as many shares of Common Stock as the participant will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each six-month offering period, the market price is determined and the participant is deemed to have exercised the "option" and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the market price.

         The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the Purchase Plan is the later of (i) two years after the deemed "option" is granted (the first day of an offering period) and (ii) one year after the deemed "option" is exercised and the Common Stock is purchased (the last day of an offering period). Thus, the Common Stock must be held for at least one and one-half years after it is purchased to gain favorable tax treatment. When the Common Stock is disposed of after this period, the participant realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed "option" was granted exceeded the "option price" and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the "option price." "Option price" is determined as of the date of grant and, therefore, is equal to 85% of the fair market value of the Common Stock as of the first day of an offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the first day of an offering period. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the participant recognizes long-term capital loss.

         When a participant sells the Common Stock before the expiration of the required holding period, the participant recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the participant will also have a capital loss equal to such difference.

         Even though a participant who, after waiting the requisite holding period, must treat part of his or her gain on a disposition of the Common Stock as ordinary income, the Company may not take a business deduction for such amount. However, if a participant disposes of Common Stock before the end of the requisite holding period, the amount of income that the participant must report as ordinary income qualifies as a Company business deduction for the year of such disposition.

         Amendment of the Purchase Plan. The Board of Directors has the power to amend, suspend or terminate the Purchase Plan, except that the Board may not amend the Purchase Plan without shareholder approval if such approval is required by Section 423 of the Code. The Compensation Committee of the Board of Directors may also amend the Purchase Plan so long as such amendment does not require shareholder approval.


              PROPOSAL FOR RATIFICATION OF APPOINTMENT OF AUDITORS
                                  (PROPOSAL 3)

         Unless instructed to the contrary, shares represented by a duly executed proxy in the form accompanying this Proxy Statement will be voted for the ratification of the appointment of KPMG Peat Marwick LLP ("KPMG") as auditors of the Company for 1997. KPMG has audited the accounts of the Company and its subsidiaries since 1987. Representatives of KPMG are expected to attend the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. In the event this ratification of the appointment of KPMG is not approved by a majority of the votes cast, the selection of other auditors will be considered and determined by the Board of Directors. The Board of Directors has unanimously approved the appointment of KPMG as auditors for the Company and its subsidiaries.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                            PROPOSALS OF SHAREHOLDERS

         The Company's next annual meeting of shareholders is currently scheduled for April 28, 1998. An eligible shareholder who desires to have a qualified proposal considered for presentation at that annual meeting of shareholders and for inclusion in the Company's Proxy Statement for that annual meeting must submit the proposal in writing to the Company at its principal executive offices no later than November 26, 1997.

                             SOLICITATION OF PROXIES

         The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by directors, executive officers and regular supervisory and executive employees of the

Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, telephone, telegraph, facsimile transmission or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for their reasonable expenses in forwarding soliciting materials to their principals. All costs of solicitation of proxies will be paid by the Company.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, the holders of the proxies will act in respect thereto in accordance with their best judgment.

         Copies of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 are being mailed to shareholders, together with this Proxy Statement, the Proxy and the Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of the Company, 6464 185th Avenue NE, Redmond, Washington 98052.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        John J. Flavio
                                        Secretary

Redmond, Washington
March 19, 1997

                                                                       EXHIBIT A



                                  MOSAIX, INC.

                        1991 EMPLOYEE STOCK PURCHASE PLAN

                                  MOSAIX, INC.

                        1991 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.        PURPOSE

         The purpose of this Mosaix, Inc.1991 Employee Stock Purchase Plan (the "Plan") is to provide a means whereby certain employees of Mosaix, Inc. (the "Company"), or of any Related Corporation designated by the Company, may be granted stock options to purchase the common stock of the Company, in order to attract and retain the services or advice of such employees and to provide added incentive to them by encouraging stock ownership in the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that Section of the Code.

SECTION 2.        DEFINITIONS

2.1      ACCOUNT

         "Account" shall mean the funds accumulated with respect to a Participant as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to a Participant's Account shall remain the property of the respective Participant at all times but may be commingled with the general funds of the Company.

2.2      BASE PAY

         "Base Pay" means the total cash compensation (including bonuses, overtime, and commissions) as reflected on a Participant's W-2 income tax statement (excluding moving expenses, reimbursed employee business expenses, and taxable fringe benefits), except that a Participant may elect on the Participation Agreement to exclude all bonuses from Base Pay.

2.3      CODE

         "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

2.4      ELIGIBLE EMPLOYEE

         "Eligible Employee" shall mean any employee who is eligible to participate in the Plan pursuant to the provisions of Section 5.

2.5      OFFERING DATE

         "Offering Date" shall mean the commencement date of an offering, if such date is a regular business day; otherwise, it shall mean the first regular business day following such commencement date. A different date may be set by resolution of the Board.

2.6      PARTICIPANT

         "Participant" shall mean an Eligible Employee who has completed and filed a Participation Agreement pursuant to Section 7.1.

2.7      RELATED CORPORATION

         "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.        ADMINISTRATION

         This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board"). The Compensation Committee shall hereinafter be referred to as the Plan Administrator. The Plan Administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Plan Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant, so long as such construction, interpretation, administration, or application with respect to the stock options correspond to the requirements of Section 423 of the Code, the regulations and rulings thereunder, and any amendments thereto.

SECTION 4.        STOCK SUBJECT TO THIS PLAN

4.1      TYPE AND NUMBER OF SHARES

         The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 22, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed two hundred thousand (200,000) shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for delivery under this Plan.

4.2      LIMITATION ON EXERCISE

         If the total number of shares for which options are to be exercised on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Plan Administrator shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. The Company shall give written notice of such reduction to each Participant affected thereby and shall return any unused portion of each Participant's Account to such Participant.

SECTION 5.        ELIGIBILITY

         Any regular employee of the Company (or any Related Corporation designated by the Company) who is in the employ of the Company (or any such designated Related Corporation) on one or more Offering Dates is eligible to participate in the Plan, except for (i) employees who have been employed less than three months, (ii) employees whose customary employment is less than twenty
(20) hours per week, and (iii) employees whose customary employment is for not more than five (5) months in any calendar year. If the Company permits any employees of a Related Corporation to participate in this Plan, then all employees of that Related Corporation who meet the requirements of this Section 5 shall also be considered Eligible Employees.

SECTION 6.        OFFERINGS

         There will be consecutive six-month offerings pursuant to the Plan, until the earlier of the termination of the Plan or the date when all (except de minimis amounts) the shares of Common Stock authorized under Section 4.1 to be delivered upon exercise of options granted under the Plan have been so delivered. The first offering shall commence on July 1, 1991 (or a later date designated by the Board) and terminate on December 31, 1991. Thereafter, offerings shall commence on each subsequent January 1 and July 1.

SECTION 7.        PARTICIPATION BY PAYROLL DEDUCTION

         7.1 An Eligible Employee may participate by completing a Participation Agreement provided by the Company authorizing payroll deductions, and completing any other papers deemed necessary by the Company or Plan Administrator and filing the Agreement and any other such papers with the Company no later than ten (10) business days prior to the commencement date (January 1 or July 1) of the offering in which the Eligible Employee wishes to participate. Participation, in one offering under the Plan shall neither limit, nor require, participation in any other offering.

         7.2 Payroll deductions for a Participant shall commence on the Offering Date, and shall end on the termination date of such offering unless earlier terminated by the Participant as provided in Section 13.

         7.3 At the time a Participant files his Participation Agreement, the Participant shall elect to have payroll deductions made from the Participant's Base Pay, measured by whole number percentages from two (2) up to a maximum of ten percent (10%) of Base Pay, on each pay day during the time he or she is a Participant in an offering.

         7.4 All payroll deductions made for a Participant shall be credited to the Participant's Account under the Plan. A Participant may not make any separate cash payment into such Account, nor may the Participant make payment for shares other than by payroll deduction.

         7.5 A Participant may discontinue his or her participation in the Plan as provided in Section 13, but no other change can be made during an offering.

SECTION 8.        OPTION PRICE

         The purchase price per share of Common Stock during any offering shall be the lesser of (1) 85% of the fair market value of the Common Stock on the Offering Date or (2) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing price as reported on the National Association of Securities Dealers Automated Quotation System, or if the stock is traded on a stock exchange the closing price for the stock on the principal such exchange.

SECTION 9.        GRANTING OF OPTION

         On each Offering Date, this Plan shall be deemed to have granted to the Participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his or her Account during participation in that offering. Notwithstanding the foregoing, commencing as of January 1, 1995, no Participant may purchase more than 1,000 shares of Common Stock during any single offering.

SECTION 10.       EXERCISE OF OPTION

         Each Eligible Employee who continues to be a Participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the accumulated payroll deductions on such date will pay for at the option price, subject to the limitations of Section 4.2.

SECTION 11.       PARTICIPANT'S RIGHTS AS A SHAREHOLDER

         11.1 No Participant shall have any right as a shareholder with respect to any shares of Common Stock until the shares have been purchased in accordance with Section 10 above.

         11.2 Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs, by written notice to the Company prior to the termination date of the pertinent offering, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with right of survivorship, tenants in common or as community property, to the extent and in the manner permitted by applicable law.

SECTION 12.       DELIVERY OF STOCK CERTIFICATES

         Certificates for stock issued to Participants will be delivered as soon as practicable after the end of each offering.

SECTION 13.       WITHDRAWAL AND SUSPENSION

         13.1 A Participant may withdraw from the Plan at any time prior to the last business day of each offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter.

         13.2 To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new Participation Agreement in accordance with Section
7.1. Re-entry into the Plan cannot, however, become effective before the beginning of the next offering following withdrawal.

         13.3 The Plan Administrator, in its sole discretion, may authorize and permit a Participant to suspend his or her payroll deductions at any time prior to the last business day of each offering by delivering a Suspension Notice to the Company; provided, however, that such a suspension shall not be allowable for those persons who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended. In the event of such a suspension, the balance of the Participant's Account will be used at the termination of the offering to purchase shares of Common Stock in accordance with Section 10.

         13.4 A Participant's payroll deductions will automatically be suspended when the "maximum permissible amount" has been deducted from his or her payroll check. "Maximum permissible amount," for this purpose, means the lesser of (i) 1,000 (after January 1, 1995, the maximum number of shares purchasable during an offering) multiplied by 85% of the fair market value of a share of Common Stock on the Offering Date (the maximum purchase price), and
(ii) the amount necessary to purchase, at a price equal to 85% of the fair market value of a share of Common Stock on the Offering Date, the greatest full number of shares of Common Stock that does not exceed the limitation imposed under Section 18.1.

         13.5 To resume payroll deductions, an Eligible Employee who has previously had his or her payroll deductions suspended under either Section 13.3 or 13.4 must file a new Participation Agreement in accordance with Section 7.1. Resumption of payroll deductions cannot, however, become effective before the beginning of the next offering following suspension of such deductions.

SECTION 14.       CARRYOVER OF ACCOUNT

         At the termination of each offering, the Company shall automatically re-enroll each Participant in the next offering. Upon re-enrollment, the balance, if any, in the Participant's Account shall be used for option exercises in the new offering. The Participant may elect not to re-enroll in the Plan by filing notice of such election with the Company no later than ten (10) business days prior to the commencement date (January 1 or July 1) of the next offering. If the Participant does not re-enroll in the Plan or the Plan terminates, the balance, if any, of each Participant's Account shall be refunded to him or her.

SECTION 15.       INTEREST

         No interest will be paid or allowed on any money in the Accounts of Participants.

SECTION 16.       RIGHTS NOT TRANSFERABLE

         No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Participant. If any such action is taken by the Participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election by the Participant to withdraw funds in accordance with Section 13.1.

SECTION 17.       TERMINATION OF EMPLOYMENT

         Upon termination of employment for any reason, on or prior to the last business day of the offering, the balance in the Account of a Participant shall be paid to the Participant or his or her estate.

SECTION 18.       DOLLAR AMOUNT LIMITATION

         18.1 No Eligible Employee may be granted an option under this Plan which would permit the Eligible Employee's rights to purchase Common Stock under all "employee stock purchase plans" of the Company, including any parent corporation or subsidiary corporation (as the terms "parent corporation" and "subsidiary corporation" are defined in Sections 425(e) and (f) of the Code), to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Common Stock (determined at the Offering Date) for each calendar year in which such option is outstanding at any time.

         18.2 For purposes of this Section 18.1, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, and (ii) a right to purchase stock which has accrued under one option granted pursuant to this Plan may not be carried over to any other option.

SECTION 19.       CONTINUATION OF EMPLOYMENT

         Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Company or of a Related Corporation, or to interfere in any way with the right of the Company or of any Related Corporation to terminate his or her employment or other relationship with the Company or Related Corporation at any time.

SECTION 20.       WITHHOLDING TAXES

         Each Participant will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option, showing the number of such shares disposed of. As a condition to the exercise of a stock option, the Participant shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the exercise of the stock option and the subsequent sale of the stock acquired upon the exercise of the option within two years after the date of grant of the option.

SECTION 21.       GREATER THAN FIVE PERCENT SHAREHOLDERS

         No Eligible Employee may be granted an option under this Plan if such employee, immediately after the option is granted, owns stock of the Company possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company or of any Related Corporations. For purposes of this Section 21, the rules of Section 425(d) of the Code shall apply in determining the stock ownership of an employee, and stock which an employee may purchase under corresponding options (under this Plan or any other plan or contract) shall be treated as stock owned by such employee.

SECTION 22.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         22.1 The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, may all be proportionately adjusted by the Plan Administrator as it deems appropriate, for any change in the structure of the Common Stock of the Company resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or any other capital adjustment.

         22.2 All adjustments under this Section 22 shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless a Participant agrees otherwise, any change or adjustment to an option shall be made in such a manner so as not to constitute a "modification," as defined in
Section 425(h) of the Code, and so as not to cause the Participant's stock option issued hereunder to fail to continue to qualify as a stock option granted pursuant to an employee stock purchase plan, as defined in Section 423(b) of the Code.

SECTION 23.       SECURITIES REGULATION

         23.1 Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any automated quotation system through which shares may then be traded, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         23.2 As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

SECTION 24.       AMENDMENT AND TERMINATION

         The Board may at any time suspend, amend or terminate this Plan; provided, however, the Board may not amend this Plan without appropriate shareholder approval if such approval is required by Section 423 of the Code or the Securities and Exchange Commission Rule 16b-3 under the 1934 Act or any successor rule or other regulatory requirement. The Plan Administrator may also amend the Plan; provided, however, that the Plan Administrator may not amend the Plan in any way which would require shareholder approval.


SECTION 25.       INDEMNIFICATION OF BOARD AND PLAN ADMINISTRATOR

         In addition to all other rights of indemnification they may have as Directors of the Company or as members of the body serving as the Plan Administrator, members of the Board and Plan Administrator shall be indemnified by the Company to the fullest extent provided by law for all reasonable expenses and liabilities of any type and nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, any stock option granted hereunder, and against all amounts paid by them in settlement thereof (if such settlement is approved by independent legal counsel selected by the Company).

SECTION 26.       EFFECTIVENESS

         This Plan shall become effective upon adoption by the Board so long as it receives any required approval by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within twelve (12) months before or after the adoption of this Plan.

                                    * * * * *

         Adopted by the Board of Directors on March 4, 1991 and approved by the shareholders on May 3, 1991.

         Amendment No. 1 (Sections 7.5 and 13) adopted by the Compensation Committee of the Board of Directors and incorporated herein on October 9, 1991.

         Amendment No. 2 (Section 5) adopted by the Compensation Committee of the Board of Directors and incorporated herein on March 18, 1992.

         Amendment No. 3 (Sections 4.1, 8 and 9) adopted by the Board of Directors and incorporated herein on February 15, 1995.

         Amendment No. 4 (Section 5) adopted by the Board of Directors and incorporated herein on March 7, 1997.

PROXY





                                  MOSAIX, INC.

   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Patrick S. Howard and John J. Flavio, and each of them as, Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Mosaix, Inc. held of record by the undersigned on March 3, 1997, at the Annual Meeting of Shareholders to be held on April 22, 1997, or at any adjournment or postponement thereof.

             PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE





                                                  ANNUAL MEETING OF SHAREHOLDERS

MOSAIX, INC.
                                                                  APRIL 22, 1997
                                                                      10:00 a.m.


                                                             HYATT REGENCY HOTEL
                                                                REGENCY BALLROOM
                                                             900 BELLEVUE WAY NE
                                                            BELLEVUE, WASHINGTON

V16396 Mosaix Inc. proxy 3/11/97 7:53 Page 2

                                                            PLEASE MARK
                                                            YOUR VOTES AS / X /
                                                            INDICATED IN
                                                            THIS EXAMPLE

                                 FOR                          WITHHOLD
                            ALL NOMINEES LISTED              AUTHORITY
                            TO THE RIGHT (EXCEPT AS    TO VOTE FOR ALL NOMINEES
                            MARKED TO THE CONTRARY)       LISTED TO THE RIGHT
1. ELECTION OF DIRECTORS
   NOMINEES: H. Robert Gill,       / /                          / /
   Umang Gupta and
   Kamran Kheirolomoom

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name the space provided below.)
--------------------------------------------------------------------------------

2. EMPLOYEE STOCK PURCHASE PLAN      FOR     AGAINST    ABSTAIN
   Approve amendment to the 1991     / /       / /        / /
   Employee Stock Purchase Plan.

3. RATIFICATION OF KPMG PEAT         FOR     AGAINST    ABSTAIN
   MARWICK LLP AS INDEPENDENT        / /       / /        / /
   AUDITORS FOR THE COMPANY.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" IN ITEMS 2 AND 3.


Signature(s)                                           Dated:             ,1997
             -----------------------------------------        -----------
Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                 ANNUAL MEETING

                                       OF

                                  MOSAIX, INC.

                            TUESDAY, APRIL 22, 1997
                                   10:00 A.M.
                              HYATT REGENCY HOTEL
                                REGENCY BALLROOM
                              900 BELLEVUE WAY NE
                                  BELLEVUE, WA